EXHIBIT 10.44

VIA CERTIFIED RR MAIL

January 10, 2008

Mr. Louis Maione

President

Cancer Genetics, Inc.

228 River Vale Road

River Vale, NJ 07675

Re:      Lease dated October 9, 2007 by and between Meadows Office L.L.C. and Cancer Genetics, Inc.

Dear Mr. Maione:

This letter shall verify that the term of the lease, the following dates have been established:

Rent Commencement Date:	February 6, 2008
Expiration Date:	February 28, 2018

Should you have any questions, please feel free to contact me at 732-362-8800

Very truly yours,

ONYX MANAGEMENT GROUP, LLC

as Managing Agent for

MEADOWS OFFICE L.L.C.

/s/ Louis LoCascio

Louis LoCascio

Director of Operations

LL:sr

cc:	John Saraceno
Sam Giordano
Mike Nevins
Becky Coleridge
Alicja Hein

900 Route 9 North — Suite 301 — Woodbridge, NJ 07095

phone: (732) 362-8800 — fax: (732) 362-8801 — www.onyxequities.com